EXHIBIT 23.01


                                   CONSENT
                                   -------

We have issued our report dated February 11, 1997 accompanying the financial statements of Monroc, Inc. appearing in the 1996 Annual Report on Form 10-K for the year ended December 31, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."


                                             /s/ Grant Thornton LLP
                                             --------------------------
                                             GRANT THORNTON LLP

Salt Lake City, Utah
September 11, 1997